Exhibit (h.9)

Exhibit A

iShares Trust

Dow Jones EPAC Select Dividend IndexTM

Dow Jones Transportation Average IndexTM

Dow Jones U.S. Basic Materials IndexTM

Dow Jones U.S. Consumer Goods IndexTM

Dow Jones U.S. Consumer Services IndexTM

Dow Jones U.S. Financials IndexTM

Dow Jones U.S. Financial Services IndexTM

Dow Jones U.S. Health Care IndexTM

Dow Jones U.S. IndexTM

Dow Jones U.S. Industrials IndexTM

Dow Jones U.S. Oil & Gas IndexTM

Dow Jones U.S. Real Estate IndexTM

Dow Jones U.S. Select Aerospace & Defense IndexTM

Dow Jones U.S. Select Dividend IndexTM

Dow Jones U.S. Select Health Care Providers IndexTM

Dow Jones U.S. Select Home Construction IndexTM

Dow Jones U.S. Select Insurance IndexTM

Dow Jones U.S. Select Investment Services IndexTM

Dow Jones U.S. Select Medical Equipment IndexTM

Dow Jones U.S. Select Oil Exploration & Production IndexTM

Dow Jones U.S. Select Oil Equipment & Services IndexTM

Dow Jones U.S. Select Pharmaceuticals IndexTM

Dow Jones U.S. Select Regional Banks IndexTM

Dow Jones U.S. Select Telecommunications IndexTM

Dow Jones U.S. Technology IndexTM

Dow Jones U.S. Utilities IndexTM

iShares, Inc.

Dow Jones Asia/Pacific Select Dividend 30 IndexTM

Dow Jones Emerging Markets Select Dividend IndexTM